Exhibit 99.1

Enterasys Networks Announces Preliminary Third Quarter Revenue Results; Company to Host Conference Call with Investors Today at 8:30 A.M. EDT

    ANDOVER, Mass.--(BUSINESS WIRE)--Oct. 6, 2004--Enterasys Networks(R), Inc. (NYSE: ETS) today announced that it currently expects revenue for the third quarter ended October 2, 2004 to be in the range of $84-87 million. The Company's previous guidance called for revenue to be flat to modestly higher than the $91.7 million it reported in the second quarter of fiscal 2004.
    "Orders booked were in line with our expectations, but the timing of some of these orders in the final days of the quarter prevented us from recognizing the associated revenue in the third quarter," said William K. O'Brien, chief executive officer of Enterasys Networks. "While this has resulted in higher backlog entering the fourth quarter than previous quarters, the increasingly back-end-loaded nature of customer buying behavior suggests that backlogs may persist in future quarters."
    Mark Aslett, president and chief operating officer of Enterasys, said, "We had several significant competitive wins in the quarter and we are optimistic about the business going forward given the strength and market reception of our Secure Networks solutions. However, the overall rate of growth in the industry appears to be lower than previously anticipated and we experienced a further slowdown in China and Japan. As a result, Enterasys is entering the fourth quarter with more modest top-line momentum than previously anticipated. These factors may delay achieving our goals of profitability and positive cash flow in the fourth quarter.
    "We remain focused on realizing continued improvements in sales productivity, further reducing our cost structure, and expanding our market opportunity with new products including the newly launched C-Series and the X-Series, which is on track for general availability in Q1 of 2005," said Aslett.
    The Company will hold a conference call this morning to discuss this news release at 8:30 a.m. EDT. To access the call, dial 800-299-8538 and enter passcode 66690943. The call also will be available for replay beginning at approximately 10:15 a.m. EDT on October 6th through October 20, 2004. To access the replay, dial 888-286-8010 and enter passcode 73633642.
    The Company is scheduled to announce its full financial results for the third quarter after the market close on October 28, 2004. At that time, management will hold a conference call to discuss the financial results. Details regarding the October 28th conference call will be provided in a separate news release.

    About Enterasys Networks

    Enterasys Networks is the Secure Networks Company, providing enterprise customers with innovative network infrastructure products, services and solutions that deliver the security, productivity and adaptability benefits required by Global 2000 organizations. For more information on Enterasys Secure Networks and the company's products, including multilayer switches, core routers, WAN routers, wireless LANs, network management, and intrusion defense systems, visit www.enterasys.com.

    This news release contains forward-looking statements regarding future events, activities and financial performance, such as management's expectations regarding future revenue and cash flow; strategic relationships and market opportunities; product development; and other business strategies and objectives. These statements may be identified with such words as "we expect," "we believe," "we anticipate," or similar indications of future expectations. These statements are neither promises nor guarantees, and actual future financial performance, events and activities may differ materially. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date hereof. We expressly disclaim any obligation to update such statements publicly to reflect changes in the expectations, assumptions, events or circumstances on which such statements may be based or that may affect the likelihood that actual results will differ materially.

    Some risks and uncertainties that may cause actual results to differ materially from these forward-looking statements include, but are not limited to: worldwide and regional economic uncertainty and recent political and social turmoil may continue to negatively affect our business and revenue; we have a history of losses in recent years and may not operate profitably in the future; our quarterly operating results may fluctuate, which could cause us to fail to meet quarterly operating targets and result in a decline in our stock price; we earn a substantial portion of our revenue for each quarter in the last month of each quarter, which reduces our ability to accurately forecast our quarterly results and increases the risk that we will be unable to achieve previously forecasted results; we continue to introduce new products, and if our customers delay product purchases or choose alternative solutions, or if sales of new products are not sufficient to offset declines in sales of older products, our revenue could decline, we may incur excess and obsolete inventory charges, and our financial condition could be harmed; we may be unable to upgrade our indirect distribution channels or otherwise enhance our selling capabilities, which may hinder our ability to grow our customer base and increase our revenue; we have experienced significant changes in senior management and our current management team has been together for only a limited time, which could limit our ability to achieve our objectives and effectively operate our business; there is intense competition in the market for enterprise network equipment, which could prevent us from increasing our revenue and achieving profitability; a portion of the enterprises we sell to rely in whole or in part on public funding and often face significant budgetary pressure, and if these customers must delay, reduce or forego purchasing from us, our revenues could be harmed; we depend upon a limited number of contract manufacturers for substantially all of our manufacturing requirements, and the loss of any of our primary contract manufacturers would impair our ability to meet the demands of our customers; and those additional risks and uncertainties discussed in our most recent filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended January 3, 2004.

    CONTACT: Enterasys
             Investor Relations
             Kristen Sheppard, Esq.
             investor-relations@enterasys.com
             or
             Media Relations
             Kevin Flanagan, 978-684-1723
             kflanagan@enterasys.com